UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2005

FIRST STATE BANCORPORATION
(Exact name of registrant as specified in its charter)

NEW MEXICO (State or other jurisdiction of incorporation)	001-12487 (Commission File No.)	85-0366665 (IRS Employer Identification No.)
7900 JEFFERSON, N.E., ALBUQUERQUE, NEW MEXICO (Address of principal executive offices)		87109 (Zip Code)

(505) 241-7500
Registrant's Telephone Number, including area code

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2005, the Compensation Committee of the Board of Directors of First State Bancorporation (the "Company") approved cash bonus payments for the following executive officers in the amounts set forth opposite the name of each officer:

Executive Officer	Amount of Bonus
Michael R. Stanford, President and C.E.O.	$132,055
H. Patrick Dee, Executive V.P. and C.O.O.	$ 91,060
Christopher C. Spencer, Senior V.P. and C.F.O.	$ 25,000
Thomas E. Bajusz, Chief Credit Officer	$ 30,000
James E. Warden, Senior V.P. of Branch	$ 25,000
Administration and Retail Services
Theresa A. Gabel, Senior V.P. of Human	$ 15,000
Resources and Communications

The cash bonuses of Mr. Stanford and Mr. Dee were determined by the Compensation Committee based on exceptional performance in 2004 in spite of unexpected conditions and events, successfully integrating the Colorado and Utah operations and related mortgage operation, and strengthening investor confidence in the Company.

Bonus allocations to the other executive officers and employees were determined at the discretion of Mr. Stanford and Mr. Dee based primarily on rewarding employees for their respective individual contribution to Company during 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST STATE BANCORPORATION
Date: January 28, 2005	By: /s/ Christopher C. Spencer Christopher C. Spencer Senior Vice President and Chief Financial Officer